UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2015

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People's Republic of China
(Address of Principal Executive Offices)

(86) 451-82287746
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 30, 2015, Mr. Henry Ngan resigned from the Board of Directors (the "Board") of the Company, effective immediately. At the time of his resignation, Mr. Ngan was the Chairman of the Board’s Audit Committee and a member of each of the Compensation and Governance and Nominating Committees. A copy of Mr. Ngan’s resignation letter is hereby attached as Exhibit 99.1 and incorporated herein by reference in its entirety. It is expected that the Governance and Nominating Committee of the Board will recommend to the Board a new director candidate to fill the vacancy as soon as practicable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The word “expect” and similar terms and phrases are used in this notification to identify forward-looking statements, including statements regarding the Company's expectations regarding Board composition, and statements regarding future events that involve risks and uncertainties. Risks, uncertainties and assumptions that could affect the Company's forward-looking statements include, among other things, the future appointment of a new director. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

99.1	Mr. Ngan's resignation letter dated November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: December 4, 2015

/s/ Robert Tick
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Mr. Ngan’s resignation letter dated November 30, 2015.